EXHIBIT 10.6

                                Billy Dead, Inc.
                                2312 Lorenzo Dr.
                          Los Angeles, California 90068

December 18, 2002

Mr. Peter McDonnell 14 N. Peoria St., Ste. 7c
Chicago, IL 60607

            Re:   $50,000 Credit Line with Private Bank of
                  Wilmette, IL (the "Credit Line")

Dear Mr. McDonnell:

      In consideration for your assistance and agreement to be a guarantor in connection with the Credit Line and its related documents, instrument and certificates (the "Loan Documents"), Billy Dead, Inc. ("We" or the "Company") hereby agree as follows:

      1. It is the intention of the parties hereto that your obligations under the Credit Line terminate upon the completion of the initial public offering as described in the Company's Form SB-2 (Prospectus) to be filed with the Securities and Exchange Commission (the "IPO"). Accordingly, following the IPO, the Company shall out of the proceeds of the IPO and at your election either (a) pay in full any outstanding amounts existing under the Credit Line, including any interest, fees, expenses or other charges which may be required in connection with such payoff or (b) negotiate with Private Bank of Wilmette, IL (or any successor entity to the Credit Line or any of the Loan Documents) to have you removed as a co-signor or guarantor to the Credit Line within thirty (30) days after the IPO. If the Company is unable to successfully effect the changes to the Credit Line as contemplated by clause (b) of the previous sentence, then the Company shall immediately perform the actions contemplated by clause (a) of the previous sentence. You acknowledge that obligations under the Credit Line shall not extend personally to the Company's officers or directors.

      2. The Company and you agree to execute any agreement, instrument, certificate or other document which is required to give effect to the actions stated herein or which furthers evidences or effectuates the intent of the parties stated herein.

      3. The Company acknowledges that you shall have exclusive authority to authorize any loans, advances or draw-downs from the Credit Line.

                                  Very truly yours,

                                  BILLY DEAD, INC.


                                  By:  /s/ CHARLES F. RYAN III
                                     -------------------------------------
                                     (Charles F. Ryan III)
                                     President and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

s/  PETER MCDONNELL
------------------------------
   (Peter McDonnell)